                                    EXHIBIT 99.1
LendingClub Reports Fourth Quarter and Full Year 2022 Results
Delivers Record Full Year Revenue and Earnings Growth Despite Challenging Environment

SAN FRANCISCO – January 25, 2023 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the fourth quarter and full year ended December 31, 2022.
“Our fourth quarter results clearly demonstrated the benefits of our evolution into a marketplace bank. We significantly grew recurring revenue to offset the expected reduction in marketplace volumes,” said Scott Sanborn, LendingClub CEO. “Looking ahead, in anticipation of a more challenging environment, we have streamlined our operations and will maintain our underwriting discipline. We also intend to remain profitable, while investing in-period earnings into loan retention to support future earnings. These actions will allow us to capitalize on growth opportunities as economic pressures abate.”

Full Year 2022 Results Reflect Ongoing Transformation and Positioning for Long-Term Sustained Success
•Total assets increased 63% year over year to $8.0 billion, primarily reflecting growth in loans held for investment, including the acquisition of a $1.05 billion outstanding principal loan portfolio in the fourth quarter of 2022.
•Deposits of $6.4 billion more than doubled, primarily due to growth in online savings deposits.
•Total net revenue of $1.2 billion up 45% year over year
◦Net interest income, a recurring stream of earnings, increased over 100% to $474.8 million.
◦Marketplace revenue grew 18% year over year to $683.6 million.
•Pre-tax income of $153.0 million compared to $18.4 million in the prior year, reflecting solid revenue growth combined with improved operating efficiency.
•Implemented significant cost reduction plan to more closely align the company’s expense base with anticipated loan volume in 2023.

Fourth Quarter 2022 Results
•Total net revenue of $262.7 million was comparable to the prior-year period, as strong growth in net interest income offset lower marketplace revenue.
◦Net interest income increased 63% year over year to $135.2 million.
▪Total loans and leases held for investment grew 104%, primarily reflecting growth in personal loan originations held for investment and the acquisition of a $1.05 billion loan portfolio in the fourth quarter of 2022.
▪Net interest margin expanded to 7.8% from 7.6% in the prior-year period, primarily reflecting a greater mix of personal loans which generate a higher yield than the other loans held for investment.
◦Marketplace revenue was $123.4 million compared to $170.6 million year over year, reflecting a reduction in volumes consistent with the change in total origination volume due to the pace of Federal Reserve interest rate increases and tighter underwriting standards implemented by the company.
•Loan originations were $2.5 billion, compared to $3.1 billion in the prior-year period.
•Credit quality of the held-for-investment prime loan portfolio remained strong, with delinquency rates continuing to normalize as the portfolio seasons.
•Provision for credit losses of $61.5 million primarily reflects $700.8 million of quarterly loan originations held for investment and ongoing recognition of provision expense for discounted lifetime losses at origination.
•Efficiency ratio improved to 69% from 72% in the prior-year period due to better marketing efficiency.
•Pre-provision net revenue of $82.7 million grew 12% year over year, driven by improved operating efficiency.
•Net income of $23.6 million compared to $29.1 million year over year, reflecting higher credit provisioning due to growth in the held-for-investment portfolio, partially offset by favorable marketing efficiency.
•Total equity of $1.2 billion grew $314.1 million from December 31, 2021, primarily reflecting net income generated over the period and the release of the deferred tax asset valuation allowance.
•Book value per common share of $10.93 increased 30% from December 31, 2021. Tangible book value per common share of $10.06 increased 35% from December 31, 2021. The increases in book value and tangible book value per share were consistent with the growth in total equity.
•Substantial capital with a consolidated Tier 1 leverage ratio of 14.1% and consolidated Common Equity Tier 1 capital ratio of 15.8%.

	Three Months Ended			Year Ended
($ in millions, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total net revenue	$262.7	$304.9	$262.2	$1,187.2	$818.6
Non-interest expense	180.0	186.2	188.2	766.9	661.4
Pre-provision net revenue (1)	82.7	118.7	74.0	420.3	157.2

Provision for credit losses	61.5	82.7	45.1	267.3	138.8
Income before income tax benefit	21.2	36.0	28.9	153.0	18.4
Income tax benefit	2.4	7.2	0.2	136.6	0.1
Net income	$23.6	$43.2	$29.1	$289.7	$18.6
Diluted EPS	$0.22	$0.41	$0.27	$2.79	$0.18

Income tax benefit from release of tax valuation allowance	$3.2	$5.0	$—	$143.5	$—
Net income excluding income tax benefit (1,2)	$20.4	$38.2	$29.1	$146.2	$18.6
Diluted EPS excluding income tax benefit (1,2)	$0.19	$0.36	$0.27	$1.41	$0.18
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.
(2)    Fourth and third quarters of 2022 and the year ended December 31, 2022, include income tax benefit of $3.2 million, $5.0 million, and $143.5 million, respectively, due to the release of a deferred tax asset valuation allowance.

For a calculation of Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit, Diluted EPS Excluding Income Tax Benefit, and Tangible Book Value Per Common Share, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Given the rapid change in the economic environment, the company is currently providing guidance for the first quarter of 2023 and expects loan originations and pre-provision net revenue to be in the ranges below. The outlook for loan originations reflects the impact of rising rates on marketplace demand combined with continued prudent underwriting. The company plans to maintain held-for-investment loan balances in line with the fourth quarter of 2022. For 2023, the company intends to remain profitable, while investing in-period earnings into loan retention to support future earnings.

First Quarter 2023
Loan Originations	$1.9B to $2.2B
Pre-Provision Net Revenue	$55M to $70M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on more than 150 billion cells of data and over $80 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 4.5 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub fourth quarter 2022 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, January 25, 2023. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (844) 200-6205, or outside the U.S. +1 (929) 526-1599, with Access Code 786729, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until February 1, 2023, by calling +1 (866) 813-9403 or outside the U.S. +44 (204) 525-0658, with Access Code 636433. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit, Diluted EPS Excluding Income Tax Benefit, and Tangible Book Value Per Common Share. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit and Diluted EPS Excluding Income Tax Benefit are important measures because they reflect the financial performance of our business operations. Pre-Provision Net Revenue is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income. Net Income Excluding Income Tax Benefit adjusts for the release of a deferred tax asset valuation allowance in the fourth, third and second quarters of 2022. Diluted EPS Excluding Income Tax Benefit is a non-GAAP financial measure calculated by dividing Net Income Excluding Income Tax Benefit by the weighted-average diluted common shares outstanding.

We believe Tangible Book Value (TBV) Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing common equity reduced by goodwill and intangible assets, divided by ending common shares issued and outstanding.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables beginning on page 14 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our competitive advantages, macroeconomic outlook, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing customers; our ability to realize the expected benefits from recent initiatives, including our cost reduction plan and the acquisition of a $1 billion loan portfolio; competition; overall economic conditions; the interest rate environment; the regulatory environment; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$127,465	$181,237	$213,832	$189,857	$179,111	(30)%	(29)%
Net interest income	135,243	123,676	116,226	99,680	83,132	9%	63%
Total net revenue	262,708	304,913	330,058	289,537	262,243	(14)%	—%
Non-interest expense	180,044	186,219	209,386	191,204	188,220	(3)%	(4)%
Pre-provision net revenue(1)	82,664	118,694	120,672	98,333	74,023	(30)%	12%
Provision for credit losses	61,512	82,739	70,566	52,509	45,149	(26)%	36%
Income before income tax benefit (expense)	21,152	35,955	50,106	45,824	28,874	(41)%	(27)%
Income tax benefit (expense)	2,439	7,243	131,954	(4,988)	234	N/M	NM
Net income	23,591	43,198	182,060	40,836	29,108	N/M	N/M
Income tax benefit from release of tax valuation allowance	3,180	5,015	135,300	—	—	N/M	N/M
Net income excluding income tax benefit(1)(2)	$20,411	$38,183	$46,760	$40,836	$29,108	(47)%	(30)%

Basic EPS – common stockholders	$0.22	$0.41	$1.77	$0.40	$0.29	(46)%	(24)%
Diluted EPS – common stockholders	$0.22	$0.41	$1.73	$0.39	$0.27	(46)%	(19)%
Diluted EPS excluding income tax benefit(1)(2)	$0.19	$0.36	$0.45	$0.39	$0.27	(47)%	(30)%

LendingClub Corporation Performance Metrics:
Net interest margin	7.8%	8.3%	8.5%	8.3%	7.6%
Efficiency ratio(3)	68.5%	61.1%	63.4%	66.0%	71.8%
Return on average equity (ROE)	7.2%	14.2%	33.8%	18.7%	14.1%
Return on average total assets (ROA)	1.1%	2.5%	5.5%	3.1%	2.4%
Marketing expense as a % of loan originations	1.4%	1.3%	1.6%	1.7%	1.7%

LendingClub Corporation Capital Metrics:
Common Equity Tier 1 Capital Ratio	15.8%	18.3%	20.0%	20.6%	21.3%
Tier 1 Leverage Ratio	14.1%	15.7%	16.2%	15.6%	16.5%
Book Value per Common Share	$10.93	$10.67	$10.41	$8.68	$8.41	2%	30%
Tangible Book Value per Common Share(1)	$10.06	$9.78	$9.50	$7.75	$7.46	3%	35%

Loan Originations (in millions)(4):
Total loan originations	$2,524	$3,539	$3,840	$3,217	$3,069	(29)%	(18)%
Marketplace loans	$1,824	$2,386	$2,819	$2,360	$2,308	(24)%	(21)%
Loan originations held for investment	$701	$1,153	$1,021	$856	$761	(39)%	(8)%
Loan originations held for investment as a % of total loan originations	28%	33%	27%	27%	25%

Servicing Portfolio AUM (in millions)(5):
Total servicing portfolio	$16,157	$15,929	$14,783	$13,341	$12,463	1%	30%
Loans serviced for others	$10,819	$11,807	$11,382	$10,475	$10,124	(8)%	7%

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	Q/Q	Y/Y
Balance Sheet Data:
Loans and leases held for investment at amortized cost, net, excluding PPP loans	$4,638,331	$4,414,347	$3,692,667	$3,049,325	$2,486,440	5%	87%
PPP loans	$66,971	$89,379	$118,794	$184,986	$268,297	(25)%	(75)%
Total loans and leases held for investment at amortized cost, net(6)	$4,705,302	$4,503,726	$3,811,461	$3,234,311	$2,754,737	4%	71%
Loans held for investment at fair value	$925,938	$15,057	$20,583	$15,384	$21	N/M	N/M
Total loans and leases held for investment	$5,631,240	$4,518,783	$3,832,044	$3,249,695	$2,754,758	25%	104%
Total assets	$7,979,747	$6,775,074	$6,186,765	$5,574,425	$4,900,319	18%	63%
Total deposits	$6,392,553	$5,123,506	$4,527,672	$3,977,477	$3,135,788	25%	104%
Total liabilities	$6,815,453	$5,653,664	$5,107,648	$4,686,991	$4,050,077	21%	68%
Total equity	$1,164,294	$1,121,410	$1,079,117	$887,434	$850,242	4%	37%
N/M – Not meaningful
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Excludes fourth, third and second quarter 2022 income tax benefit of $3.2 million, $5.0 million and $135.3 million, respectively, due to the release of a deferred tax asset valuation allowance.
(3)    Calculated as the ratio of non-interest expense to total net revenue.
(4)    Includes unsecured personal loans, auto loans, and education and patient finance loans only.
(5)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and held for investment by the company.
(6)    Excludes loans held for investment at fair value, which primarily consists of a loan portfolio that was acquired in the fourth quarter of 2022.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Asset Quality Metrics:
Allowance for loan and lease losses to total loans and leases held for investment	6.5%	6.3%	6.0%	5.5%	5.0%
Allowance for loan and lease losses to total loans and leases held for investment, excluding PPP loans	6.6%	6.4%	6.2%	5.8%	5.5%
Allowance for loan and lease losses to consumer loans and leases held for investment	7.3%	7.2%	6.9%	6.6%	6.4%
Allowance for loan and lease losses to commercial loans and leases held for investment	2.0%	1.9%	2.0%	1.8%	1.8%
Allowance for loan and lease losses to commercial loans and leases held for investment, excluding PPP loans	2.2%	2.2%	2.3%	2.6%	2.6%
Net charge-offs	$37,148	$22,658	$13,987	$8,673	$5,636
Net charge-off ratio(1)	3.0%	2.1%	1.6%	1.2%	0.9%
(1)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period, excluding PPP loans.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	December 31, 2022	September 30, 2022	December 31, 2021
Unsecured personal	$3,866,373	$3,642,254	$1,804,578
Residential mortgages	199,601	197,776	151,362
Secured consumer	194,634	180,768	65,976
Total consumer loans held for investment	4,260,608	4,020,798	2,021,916
Equipment finance (1)	160,319	167,447	149,155
Commercial real estate	373,501	372,406	310,399
Commercial and industrial (2)	238,726	246,276	417,656
Total commercial loans and leases held for investment	772,546	786,129	877,210
Total loans and leases held for investment at amortized cost	5,033,154	4,806,927	2,899,126
Allowance for loan and lease losses	(327,852)	(303,201)	(144,389)
Loans and leases held for investment at amortized cost, net	$4,705,302	$4,503,726	$2,754,737
Loans held for investment at fair value	$925,938	$15,057	$21
Total loans and leases held for investment	$5,631,240	$4,518,783	$2,754,758
(1)    Comprised of sales-type leases for equipment.
(2)    Includes $67.0 million, $89.4 million, and $268.3 million of Paycheck Protection Program (PPP) loans as of December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Such loans are guaranteed by the Small Business Association and, therefore, the company determined no allowance for expected credit losses is required on these loans.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	December 31, 2022			September 30, 2022
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$288,138	$15,063	$303,201	$228,184	$15,076	$243,260
Credit loss expense for loans and leases held for investment	61,392	407	61,799	81,935	664	82,599
Charge-offs	(38,579)	(225)	(38,804)	(22,944)	(784)	(23,728)
Recoveries	1,538	118	1,656	963	107	1,070
Allowance for loan and lease losses, end of period	$312,489	$15,363	$327,852	$288,138	$15,063	$303,201

	Three Months Ended
	December 31, 2021
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$88,631	$16,105	$104,736
Credit loss expense for loans and leases held for investment	45,595	(306)	45,289
Charge-offs	(5,557)	(313)	(5,870)
Recoveries	143	91	234
Allowance for loan and lease losses, end of period	$128,812	$15,577	$144,389

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

December 31, 2022	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$21,016	$16,418	$16,255	$53,689
Residential mortgages	—	254	331	585
Secured consumer	1,720	382	188	2,290
Total consumer loans held for investment	$22,736	$17,054	$16,774	$56,564

Equipment finance	$3,172	$—	$859	$4,031
Commercial real estate	—	102	—	102
Commercial and industrial (1)	—	—	1,643	1,643
Total commercial loans and leases held for investment (1)	$3,172	$102	$2,502	$5,776
Total loans and leases held for investment at amortized cost (1)	$25,908	$17,156	$19,276	$62,340

September 30, 2022	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$14,799	$12,463	$10,601	$37,863
Residential mortgages	—	—	337	337
Secured consumer	985	504	162	1,651
Total consumer loans held for investment	$15,784	$12,967	$11,100	$39,851

Equipment finance	$—	$—	$—	$—
Commercial real estate	—	101	452	553
Commercial and industrial (1)	—	—	1,650	1,650
Total commercial loans and leases held for investment (1)	$—	$101	$2,102	$2,203
Total loans and leases held for investment at amortized cost (1)	$15,784	$13,068	$13,202	$42,054

December 31, 2021	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$3,624	$2,600	$1,676	$7,900
Residential mortgages	142	92	1,069	1,303
Secured consumer	171	53	3,011	3,235
Total consumer loans held for investment	$3,937	$2,745	$5,756	$12,438

Equipment finance	$—	$—	$—	$—
Commercial real estate	104	—	609	713
Commercial and industrial (1)	—	—	1,410	1,410
Total commercial loans and leases held for investment (1)	$104	$—	$2,019	$2,123
Total loans and leases held for investment at amortized cost (1)	$4,041	$2,745	$7,775	$14,561
(1)    Past due PPP loans are excluded from the tables.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	December 31, 2022	September 30, 2022	December 31, 2021	Q4 2022 vs Q4 2021	Q4 2022 vs Q3 2022
Non-interest income:
Origination fees	$100,692	$127,142	$118,353	(15)%	(21)%
Servicing fees	20,169	23,760	20,940	(4)%	(15)%
Gain on sales of loans	18,352	23,554	20,569	(11)%	(22)%
Net fair value adjustments	(15,774)	(619)	10,700	(247)%	N/M
Marketplace revenue	123,439	173,837	170,562	(28)%	(29)%
Other non-interest income	4,026	7,400	8,549	(53)%	(46)%
Total non-interest income	127,465	181,237	179,111	(29)%	(30)%

Total interest income	173,999	143,220	97,655	78%	21%
Total interest expense	38,756	19,544	14,523	167%	98%
Net interest income	135,243	123,676	83,132	63%	9%

Total net revenue	262,708	304,913	262,243	—%	(14)%

Provision for credit losses	61,512	82,739	45,149	36%	(26)%

Non-interest expense:
Compensation and benefits	87,768	84,916	78,741	11%	3%
Marketing	35,139	46,031	50,708	(31)%	(24)%
Equipment and software	13,200	12,491	12,019	10%	6%
Occupancy	4,698	5,051	4,706	—%	(7)%
Depreciation and amortization	11,554	10,681	10,462	10%	8%
Professional services	10,029	11,943	12,699	(21)%	(16)%
Other non-interest expense	17,656	15,106	18,885	(7)%	17%
Total non-interest expense	180,044	186,219	188,220	(4)%	(3)%

Income before income tax benefit	21,152	35,955	28,874	(27)%	(41)%
Income tax benefit	2,439	7,243	234	N/M	N/M
Net income	$23,591	$43,198	$29,108	(19)%	(45)%

Net income per share:
Net income per share attributable to common stockholders – Basic	$0.22	$0.41	$0.29	(24)%	(46)%
Net income per share attributable to common stockholders – Diluted	$0.22	$0.41	$0.27	(19)%	(46)%
Weighted-average common shares – Basic	105,650,177	104,215,594	100,320,691	5%	1%
Weighted-average common shares – Diluted	105,984,612	105,853,938	108,096,823	(2)%	—%
N/M – Not meaningful

LENDINGCLUB CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2022	2021	Change (%)
Non-interest income:
Origination fees	$499,179	$416,839	20%
Servicing fees	80,609	87,639	(8)%
Gain on sales of loans	95,335	70,116	36%
Net fair value adjustments	8,503	3,986	113%
Marketplace revenue	683,626	578,580	18%
Other non-interest income	28,765	27,219	6%
Total non-interest income	712,391	605,799	18%

Total interest income	557,340	292,832	90%
Total interest expense	82,515	80,001	3%
Net interest income	474,825	212,831	123%

Total net revenue	1,187,216	818,630	45%

Provision for credit losses	267,326	138,800	93%

Non-interest expense:
Compensation and benefits	339,397	288,390	18%
Marketing	197,747	156,142	27%
Equipment and software	49,198	39,490	25%
Occupancy	21,977	24,249	(9)%
Depreciation and amortization	43,831	44,285	(1)%
Professional services	50,516	47,572	6%
Other non-interest expense	64,187	61,258	5%
Total non-interest expense	766,853	661,386	16%

Income before income tax benefit	153,037	18,444	730%
Income tax benefit	136,648	136	N/M
Net income	$289,685	$18,580	N/M

Net income per share:
Net income per share attributable to common stockholders – Basic	$2.80	$0.19	N/M
Net income per share attributable to common stockholders – Diluted	$2.79	$0.18	N/M
Weighted-average common shares – Basic	103,547,305	97,486,754	6%
Weighted-average common shares – Diluted	104,001,288	102,147,353	2%
N/M – Not meaningful

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022			Three Months Ended December 31, 2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$1,139,887	$10,595	3.72%	$893,655	$5,017	2.25%	$710,472	$469	0.26%
Securities available for sale at fair value	349,512	3,359	3.84%	396,556	3,820	3.85%	265,140	3,071	4.63%
Loans held for sale	114,851	5,724	19.93%	126,487	5,879	18.59%	184,708	7,153	15.49%
Loans and leases held for investment:
Unsecured personal loans	3,825,808	125,872	13.16%	3,268,649	110,446	13.52%	1,542,285	60,384	15.66%
Commercial and other consumer loans	1,164,326	15,197	5.22%	1,135,474	13,582	4.78%	1,381,041	16,580	4.80%
Loans and leases held for investment at amortized cost	4,990,134	141,069	11.31%	4,404,123	124,028	11.26%	2,923,326	76,964	10.53%
Loans held for investment at fair value (3)	308,570	10,862	14.08%	17,763	791	17.83%	24,184	762	12.60%
Total loans and leases held for investment	5,298,704	151,931	11.47%	4,421,886	124,819	11.29%	2,947,510	77,726	10.55%
Retail and certificate loans held for investment at fair value	66,469	2,390	14.38%	104,010	3,685	14.17%	262,548	9,236	14.07%
Total interest-earning assets	6,969,423	173,999	9.99%	5,942,594	143,220	9.64%	4,370,378	97,655	8.94%

Cash and due from banks and restricted cash	64,907			58,411			73,258
Allowance for loan and lease losses	(314,861)			(254,849)			(125,120)
Other non-interest earning assets	613,664			597,169			465,010
Total assets	$7,333,133			$6,343,325			$4,783,526

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,929,260	$7,500	1.54%	$2,192,904	$4,575	0.83%	$2,146,687	$1,716	0.32%
Savings accounts and certificates of deposit	3,576,205	28,251	3.13%	2,260,170	10,609	1.86%	580,361	900	0.62%
Interest-bearing deposits	5,505,465	35,751	2.58%	4,453,074	15,184	1.35%	2,727,048	2,616	0.38%
Short-term borrowings	3,875	63	6.52%	6,848	87	5.09%	36,823	561	6.08%
Advances from PPPLF	77,199	69	0.36%	104,897	93	0.36%	342,335	307	0.36%
Retail notes, certificates and secured borrowings	66,469	2,390	14.38%	104,010	3,685	14.17%	262,548	9,236	14.07%
Structured Program borrowings	9,956	159	6.39%	13,859	225	6.50%	77,354	1,642	8.49%
Other long-term debt	14,804	324	8.76%	15,300	270	7.04%	15,514	161	4.15%
Total interest-bearing liabilities	5,677,768	38,756	2.71%	4,697,988	19,544	1.65%	3,461,622	14,523	1.68%

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022			Three Months Ended December 31, 2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Non-interest bearing deposits	251,686			284,134			211,692
Other liabilities	266,558			250,086			282,339
Total liabilities	$6,196,012			$5,232,208			$3,955,653

Total equity	$1,137,121			$1,111,117			$827,873
Total liabilities and equity	$7,333,133			$6,343,325			$4,783,526

Interest rate spread			7.28%			7.99%			7.26%

Net interest income and net interest margin		$135,243	7.76%		$123,676	8.32%		$83,132	7.61%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    Fourth quarter 2022 average balance includes the acquisition of a $1.05 billion outstanding principal loan portfolio in December 2022.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Cash and due from banks	$23,125	$35,670
Interest-bearing deposits in banks	1,033,905	651,456
Total cash and cash equivalents	1,057,030	687,126
Restricted cash	67,454	76,460
Securities available for sale at fair value ($399,668 and $256,170 at amortized cost, respectively)	345,702	263,530
Loans held for sale (includes $110,400 and $142,370 at fair value, respectively)	110,400	391,248
Loans and leases held for investment	5,033,154	2,899,126
Allowance for loan and lease losses	(327,852)	(144,389)
Loans and leases held for investment, net	4,705,302	2,754,737
Loans held for investment at fair value	925,938	21,240
Retail and certificate loans held for investment at fair value	55,425	229,719
Property, equipment and software, net	136,473	97,996
Goodwill	75,717	75,717
Other assets	500,306	302,546
Total assets	$7,979,747	$4,900,319
Liabilities and Equity
Deposits:
Interest-bearing	$6,158,560	$2,919,203
Noninterest-bearing	233,993	216,585
Total deposits	6,392,553	3,135,788
Short-term borrowings	2,619	27,780
Advances from Paycheck Protection Program Liquidity Facility (PPPLF)	64,154	271,933
Retail notes, certificates and secured borrowings at fair value	55,425	229,719
Payable on Structured Program borrowings	8,085	65,451
Other long-term debt	—	15,455
Other liabilities	292,617	303,951
Total liabilities	6,815,453	4,050,077
Equity
Series A Preferred stock, $0.01 par value; 1,200,000 shares authorized; — shares issued and outstanding	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized; 106,546,995 and 101,043,924 shares issued and outstanding, respectively	1,065	1,010
Additional paid-in capital	1,628,590	1,559,616
Accumulated deficit	(427,745)	(717,430)
Accumulated other comprehensive income (loss)	(37,616)	7,046
Total equity	1,164,294	850,242
Total liabilities and equity	$7,979,747	$4,900,319

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended					For the year ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP Net income	$23,591	$43,198	$182,060	$40,836	$29,108	$289,685	$18,580
Less: Provision for credit losses	(61,512)	(82,739)	(70,566)	(52,509)	(45,149)	(267,326)	(138,800)
Less: Income tax benefit (expense)	2,439	7,243	131,954	(4,988)	234	136,648	136
Pre-provision net revenue	$82,664	$118,694	$120,672	$98,333	$74,023	$420,363	$157,244

	For the three months ended					For the year ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Non-interest income	$127,465	$181,237	$213,832	$189,857	$179,111	$712,391	$605,799
Net interest income	135,243	123,676	116,226	99,680	83,132	474,825	212,831
Total net revenue	262,708	304,913	330,058	289,537	262,243	1,187,216	818,630
Non-interest expense	(180,044)	(186,219)	(209,386)	(191,204)	(188,220)	(766,853)	(661,386)
Pre-provision net revenue	82,664	118,694	120,672	98,333	74,023	420,363	157,244
Provision for credit losses	(61,512)	(82,739)	(70,566)	(52,509)	(45,149)	(267,326)	(138,800)
Income before income tax benefit	21,152	35,955	50,106	45,824	28,874	153,037	18,444
Income tax benefit	2,439	7,243	131,954	(4,988)	234	136,648	136
GAAP Net income	$23,591	$43,198	$182,060	$40,836	$29,108	$289,685	$18,580

Net Income Excluding Income Tax Benefit and Diluted EPS Excluding Income Tax Benefit

		For the three months ended			For the year ended
		December 31, 2022	September 30, 2022	June 30, 2022	December 31, 2022
GAAP Net income		$23,591	$43,198	$182,060	$289,685
Less: Income tax benefit from release of tax valuation allowance		3,180	5,015	135,300	143,495
Net income excluding income tax benefit		$20,411	$38,183	$46,760	$146,190

GAAP Diluted EPS – common stockholders		$0.22	$0.41	$1.73	$2.79

(A)	Income tax benefit from release of tax valuation allowance	$3,180	$5,015	$135,300	$143,495
(B)	Weighted-average common shares – Diluted	105,984,612	105,853,938	105,042,626	104,001,288
(A/B)	Diluted EPS impact of income tax benefit	$0.03	$0.05	$1.29	$1.38

Diluted EPS excluding income tax benefit		$0.19	$0.36	$0.44	$1.41

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except share and per share data)
(Unaudited)
Tangible Book Value Per Common Share

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
GAAP common equity	$1,164,294	$1,121,410	$1,079,117	$887,434	$850,242
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Intangible assets	(16,334)	(17,512)	(18,690)	(19,886)	(21,181)
Tangible common equity	$1,072,243	$1,028,181	$984,710	$791,831	$753,344

Book value per common share
GAAP common equity	$1,164,294	$1,121,410	$1,079,117	$887,434	$850,242
Common shares issued and outstanding	106,546,995	105,088,761	103,630,776	102,194,037	101,043,924
Book value per common share	$10.93	$10.67	$10.41	$8.68	$8.41

Tangible book value per common share
Tangible common equity	$1,072,243	$1,028,181	$984,710	$791,831	$753,344
Common shares issued and outstanding	106,546,995	105,088,761	103,630,776	102,194,037	101,043,924
Tangible book value per common share	$10.06	$9.78	$9.50	$7.75	$7.46